EXHIBIT 23.3

                                [OBA Letterhead]

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use in the prospectus constituting a part of the registration statement of DIMON Incorporated of our report dated August 14, 1995, which appears in such prospectus. We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/  OMER BAYLAN

Omer BAYLAN
Partner in Charge

Istanbul, Turkey
May 7, 1996